UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2007

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 25, 2007 F. Patt Schiewitz was appointed as a Class III member of the Company’s Board of Directors, effective May 2, 2007. Mr. Schiewitz’ appointment fills the Board vacancy created when Michael C. Cortney retired from his position as President of the Company and as a member of the Board of Directors on March 15, 2007.

Mr. Schiewitz has been a private investor since his retirement from JP Morgan Securities, Inc. in March 2007. From 2004 until 2007, Mr. Schiewitz served at JP Morgan Securities, Inc. as a Managing Director—Investment Banking. In that role, Mr. Schiewitz led JP Morgan Securities Inc.’s national homebuilding team. Prior to that, from 1999 to 2004, Mr. Schiewitz led the national homebuilding team of Bank One Corporation.

As described in more detail below, the Company maintains a variety of business relationships with J.P. Morgan Securities, Inc. and its affiliates (collectively, “JP Morgan”), which resulted in JP Morgan’s direct or indirect receipt of fees, interest, and other compensation from the Company and its affiliates since the beginning of fiscal year 2006. While a portion of Mr. Schiewitz’ compensation from JP Morgan prior to his retirement was directly or indirectly linked to one or more of the Company’s business relationships with JP Morgan, because Mr. Schiewitz is no longer employed at JP Morgan and no longer receives any compensation based on the Company’s relationship with JP Morgan (other than indirectly through Mr. Schiewitz’ ownership of stock and stock options that amount to less than 1% of the common stock of JP Morgan), the Board of Directors has determined that Mr. Schiewitz has no material relationship with the Company and is an independent director within the meaning of Section 303A.02 of the New York Stock Exchange listing standards.

Since the beginning of fiscal year 2006, the Company has maintained the following business relationships with JP Morgan:

1)	Lending Relationships. JP Morgan serves as a lender to the Company and various of its affiliates, including as a member of lending syndicates under the Company’s Revolving Credit Facility and Term Loan A. Each of the loans made to the Company and its affiliates by JP Morgan were: (i) made in the ordinary course of business, (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to customary lender fees and interest related to such indebtedness, since the beginning of fiscal year 2006, JP Morgan also received an aggregate of $384,375 in fees related to its assistance in arranging various of the Company’s syndicated loan facilities.

2)	Trustee Services. JP Morgan served as the trustee for our senior and senior subordinated public debentures during a portion of 2006 and received approximately $26,000 in respect of such services.

3)	401(k) and Deferred Compensation Plan Administration Services. JP Morgan serves as an administrator for the Company’s 401(k) and Deferred Compensation Plans. Since the beginning of fiscal year 2006, JP Morgan received, directly or indirectly, an aggregate of approximately $681,525 in fees from the Company and its employees in respect of such services.

Pursuant to the terms of our 2007 Non-Management Director Compensation program, Mr. Schiewitz will receive a grant of 5,000 shares of restricted Company common stock on May 2, 2007, the date he becomes a member of the Board of Directors. The restricted stock vests 100% one year after the date of grant if Mr. Schiewitz continues to serve as a member of the Board of Directors as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2007

STANDARD PACIFIC CORP.

By:	/s/ CLAY A. HALVORSEN
Clay A. Halvorsen
Executive Vice President and General Counsel